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                                                                    EXHIBIT 99.1

                                  SARM 2005-14
                            CLASS 2-AX2 CERTIFICATES

o The Class 2-AX2 Certificates will be senior interest-only certificates related to the pool 2 mortgage loans.

o The pool 2 mortgage loans are indexed to 1 year MTA and have the ability to negatively amortize.

o The Class 2-AX2, along with the Class 2-AX1 Certificates, will be entitled to interest at a rate equal to the net wac for the pool 2 mortgage loans less the Class 2-A Certificates interest rate (1 month LIBOR + 0.25%).

o The Class 2-AX1 will be a NAS IO, with a notional balance equal to the lesser of the (i) Class 2-A Certificates and (ii) a schedule equal to the Class 2-A Certificates amortization at 45% CPR. The interest rate on the Class 2-AX1 Certificates will be the lesser of (i) 1.50% for the first year and 1.70% thereafter and (ii) the excess of the net wac for the pool 2 mortgage loans over the interest rate of the Class 2-A Certificates. The notional schedule for the Class 2-AX1 Certificates will expire after month 96 and thereafter the Class 2-AX1 Certificates will not be entitled to any distributions of interest.

o The Class 2-AX2 Certificates will be entitled to all the interest allocable to the Class 2-AX1 and Class 2-AX2 Certificates, as a whole, which is not paid to the Class 2-AX1 Certificates.

o    Relevant Bond Information:

          o    Settlement Date: May 31, 2005

          o    Dated Date: May 1, 2005

          o    Delay Days: 24

          o    Accrual Type: 30/360